UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2017

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon,
Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 483-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of K12 Inc. (the “Company”) was held on December 14, 2017.  The Company previously filed with the Securities and Exchange Commission a definitive proxy statement and related materials pertaining to this meeting, which describe in detail each of the four proposals submitted to stockholders at the meeting.  The final results for the votes regarding each proposal are set forth below.

Proposal 1:  Election of Directors

The eight nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office. The tabulation of votes is set forth below:

	For	Withheld	Broker Non-Vote
Aida M. Alvarez	33,770,124	96,695	6,253,350
Craig R. Barrett	33,752,080	114,739	6,253,350
Guillermo Bron	33,748,554	118,265	6,253,350
Nathaniel A. Davis	33,039,367	827,452	6,253,350
John M. Engler	33,385,842	480,977	6,253,350
Steven B. Fink	31,343,097	2,523,722	6,253,350
Liza McFadden	33,776,187	90,632	6,253,350
Stuart J. Udell	33,734,508	132,311	6,253,350

Proposal 2:  Advisory Vote to Approve Executive Compensation

The compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement, was approved on an advisory basis (non-binding). There were 26,603,944 votes for, representing 78.55% of those shares voting and eligible to vote, 6,686,357 votes against, representing 19.74% of those shares voting and eligible to vote, 576,518 abstentions, representing 1.70% of those shares voting and eligible to vote, and 6,253,350 broker non-votes with respect to this proposal. Broker non-votes are not included in the tabulation of voting results for this proposal.

Proposal 3:  Advisory Vote on the Frequency of Say on Pay in Future Years

A frequency of one year was approved on an advisory basis (non-binding) as the frequency of advisory votes to approve executive compensation (“Say on Pay”) in future years with 27,235,869 votes for one year, representing 80.42% of those shares voting and eligible to vote, 28,174 votes for two years, representing 0.08% of those shares voting and eligible to vote, 6,408,932 votes for three years, representing 18.92% of those shares voting and eligible to vote, 193,844 abstentions, representing 0.57% of those shares voting and eligible to vote, and 6,253,350 broker non-votes with respect to this proposal. Broker non-votes are not included in the tabulation of voting results for this proposal.

Based on these voting results, the Board of Directors has determined that the Company will hold future Say on Pay votes every year, until the next required advisory vote on the frequency of Say on Pay.

Proposal 4:  Ratification of Appointment of Independent Auditor

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 was ratified with 40,017,542 votes for, representing 99.74% of those shares voting and eligible to vote, 25,472 votes against, representing 0.06% of those shares voting and eligible to vote, 77,155 abstentions, representing 0.19% of those shares voting and eligible to vote, and no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

/s/ Howard D. Polsky

Date: December 15, 2017	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary